Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2025 First-Quarter Results

CHARLOTTE, N.C., November 5, 2024 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today reported financial results for the fiscal-year 2025 first quarter ended September 30, 2024.

On October 1, 2024, the company announced that it had divested the S2S Global direct sourcing business. As such, and unless stated otherwise, all results presented in the following release reflect those of continuing operations. In addition, as the divestiture process for the Contigo Health business remains ongoing, results presented in this release will continue to include contributions from that business. Refer to supplemental financial tables below for a reconciliation of the impact of the Contigo Health business on certain financial measures in the quarter.

“I am pleased to report that our first quarter results slightly exceeded our expectations for revenue and profitability,” said Michael J. Alkire, Premier’s President and CEO. “As a result, we are reaffirming our previously released fiscal 2025 financial guidance ranges. In addition, we continued to return capital to stockholders during the quarter through our quarterly cash dividend and the repurchase of additional shares under our $1 billion share repurchase authorization.”

Consolidated Financial Highlights of Continuing Operations
	Three Months Ended September 30,
(in thousands, except per share data)	2024	2023	% Change
Net revenue:
Supply Chain Services:
Net administrative fees	$132,625	$149,886	(12%)
Software licenses, other services and support	18,763	13,390	40%

Total Supply Chain Services	151,388	163,276	(7%)
Performance Services	96,754	105,750	(9%)

Net revenue	$248,142	$269,026	(8%)

Net income from continuing operations	$72,940	$41,769	75%
Net income from continuing operations attributable to stockholders	$72,388	$44,120	64%
Diluted earnings per share from continuing operations attributable to stockholders	$0.72	$0.37	95%

Consolidated Non-GAAP Financial Highlights of Continuing Operations
	Three Months Ended September 30,
(in thousands, except per share data)	2024	2023	% Change
NON-GAAP FINANCIAL MEASURES*:
Adjusted EBITDA:
Supply Chain Services	$77,511	$101,387	(24%)
Performance Services	14,949	22,930	(35%)

Total segment adjusted EBITDA	92,460	124,317	(26%)
Corporate	(30,032)	(31,009)	3%

Adjusted EBITDA	$62,428	$93,308	(33%)

Adjusted net income	$34,739	$56,165	(38%)

Adjusted earnings per share (EPS)	$0.34	$0.47	(28%)

*

Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2025 Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Cautionary Note Regarding Forward-Looking Statements” below.

Based on results for the first quarter of fiscal 2025 and its current outlook for the remainder of the fiscal year, the company is reaffirming the following:

Guidance Metric	Fiscal 2025 Guidance Range [1] [2] (as of November 5, 2024)
Segment Net Revenue: Supply Chain Services Performance Services Excluding Contigo Health	$560 million to $610 million $370 million to $410 million
Total Net Revenue Excluding Contigo Health	$930 million to $1.02 billion
Adjusted EBITDA	$235 million to $255 million
Adjusted EPS	$1.16 to $1.28

Fiscal 2025 guidance is based on the realization of the following key assumptions:

•  Net administrative fees revenue of $495 million to $525 million, which includes $60 million to $75 million in revenue related to non-healthcare member purchasing

•  Supply Chain Services segment software licenses, other services and support revenue of $65 million to $85 million

•  Capital expenditures of $90 million to $100 million

•  Effective income tax rate in the range of 25% to 27%

•  Cash income tax rate of less than 5%

•  Free cash flow of 45% to 55% of adjusted EBITDA

•  Does not include the impact of any significant acquisitions or share repurchases subsequent to the completion of the $400 million accelerated share repurchase transaction (“ASR”) in July 2024

[1]

Adjusted EBITDA, adjusted EPS and free cash flow presented in this financial guidance are forward-looking non-GAAP measures. Refer to “Premier’s Use and Definitions of Non-GAAP Measures” below for information on the company’s use of non-GAAP measures. Premier, Inc. does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Total Net Revenue Excluding Contigo Health is also a forward-looking non-GAAP measure. Refer to “Premier’s Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

[2]	As a result of the company’s previously announced plan to divest a majority interest in the Contigo Health business, guidance is being presented excluding financial contributions from this business.

Results of Operations for the Three Months Ended September 30, 2024

(As compared with the three months ended September 30, 2023)

GAAP net revenue of $248.1 million decreased 8% from $269.0 million in the prior-year period. Refer to “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted each segment during the quarter.

GAAP net income from continuing operations of $72.9 million increased 75% from $41.8 million in the prior-year period primarily due to a $57.0 million non-operating gain on the payment received as a result of the derivative lawsuit settlement in the current-year period, partially offset by lower revenue compared to the prior-year period.

GAAP diluted EPS from continuing operations of $0.72 increased 95% from $0.37 in the prior-year period due to the aforementioned drivers affecting GAAP net income and completion of the ASR.

Adjusted EBITDA of $62.4 million decreased 33% from $93.3 million in the prior-year period. Refer to “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted the adjusted EBITDA of each segment during the quarter.

Adjusted net income of $34.7 million decreased 38% from $56.2 million in the prior-year period primarily as a result of the same factors that impacted adjusted EBITDA partially offset by a decrease in our effective income tax rate in the current-year period. Adjusted EPS of $0.34 decreased 28% from $0.47 in the prior-year period primarily due to the aforementioned drivers affecting adjusted net income partially offset by the ASR.

Segment Results

(For the fiscal first quarter of 2025 as compared with the fiscal first quarter of 2024)

Commencing in fiscal 2025, the company is reporting the Remitra business as part of the Supply Chain Services segment. On August 20, 2024, the company announced that it determined to make this change in conjunction with the evolution of the company’s digital supply chain strategy to more tightly align the Remitra business’ strategic and operational capabilities with the group purchasing organization (“GPO”). In addition, prior-year results have been restated to conform to the current-year presentation.

Supply Chain Services

Supply Chain Services segment net revenue of $151.4 million decreased 7% from $163.3 million in the prior-year period primarily reflecting lower net administrative fees revenue partially offset by higher software license, other services and support revenue.

Net administrative fees revenue of $132.6 million decreased 12% from $149.9 million in the prior-year period primarily driven by an expected increase in the aggregate blended member fee share to the low-60% range in the quarter partially offset by continued growth in member purchasing as a result of further penetration of existing member spend.

Software license, other services and support revenue of $18.8 million increased 40% from $13.4 million in the prior-year period primarily driven by new agreements for supply chain co-management that were signed in the second half of fiscal 2024.

Segment adjusted EBITDA of $77.5 million decreased 24% from $101.4 million in the prior-year period primarily due to the decrease in net administrative fees revenue and additional investments in the supply chain co-management business to support ongoing growth.

Performance Services

Performance Services segment net revenue of $96.8 million decreased 9% from $105.8 million in the prior-year period primarily due to lower demand in the consulting business compared to the prior-year period, continued pressure in the Contigo Health business and timing of engagements in the applied sciences business.

Segment adjusted EBITDA of $14.9 million decreased 35% from $22.9 million in the prior-year period mainly due to the decrease in net revenue in the consulting and applied sciences businesses.

Cash Flows and Liquidity

Net cash provided by operating activities from continuing operations (“operating cash flow”) for the three months ended September 30, 2024 of $80.0 million increased from $62.7 million in the prior-year period primarily due to cash received from the derivative lawsuit settlement of $57.0 million in the current-year period partially offset by higher performance-related compensation payments resulting from better fiscal 2024 performance against expectations than in the prior-year period where performance was lower than expectations.

Net cash used in investing activities for the three months ended September 30, 2024 of $17.7 million decreased from the prior-year period primarily due to a decrease in internally developed software. Net cash used in financing activities for the three months ended September 30, 2024 of $88.1 million decreased from the prior-year period primarily driven by net proceeds from the sale of the company’s non-healthcare GPO operations of $553.3 million in the prior-year period and the use of $56.4 million for market repurchases of Class A common stock (“Common Stock”) in the current-year period under the company’s $1 billion share repurchase authorization announced in February 2024 (“Share Repurchase Authorization”). These uses of cash were partially offset by payments of $215.0 million on the revolving credit facility in the prior-year period. As of September 30, 2024, cash and cash equivalents were $87.0 million compared with $125.1 million as of June 30, 2024, and the company’s five-year, $1.0 billion revolving credit facility had no outstanding balance.

Free cash flow for the three months ended September 30, 2024 was $16.2 million compared with $12.3 million in the prior-year period. The increase was primarily due to the same factors that impacted operating cash flow and the decrease in purchases of property and equipment. These were partially offset by a full quarter of cash payments in the current-year period to OMNIA related to the sale of future revenue compared to a partial quarter in the prior-year period due to the timing of the sale of the non-healthcare GPO operations. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of this and other non-GAAP financial measures and a reconciliation of reported GAAP results to non-GAAP results.

Return of Capital to Stockholders

In February 2024, the company announced that its Board of Directors (“Board”) approved the Share Repurchase Authorization and that it entered into the ASR. Under the ASR, in February 2024, the company received initial deliveries of an aggregate of 15.0 million shares of Common Stock. On July 11, 2024, as final settlement, the company received an additional 4.8 million shares of Common Stock, resulting in a total of 19.9 million shares repurchased under the ASR.

On August 20, 2024, the Board approved execution of another $200.0 million of repurchases under the Share Repurchase Authorization. As of September 30, 2024, the Company had repurchased 2.9 million shares of Common Stock for $58.0 million in market transactions in addition to the ASR repurchases.

During the first quarter of fiscal 2025, the company paid aggregate dividends of $21.3 million to holders of its Common Stock. On October 24, 2024, the Board declared a quarterly cash dividend of $0.21 per share, payable on December 15, 2024 to stockholders of record on December 1, 2024.

Conference Call and Webcast

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and, along with the accompanying presentation, will be available at the following link: Premier Events. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and asking to join the Premier, Inc. call:

Domestic participant dial-in number (toll-free):	(833) 953-2438
International participant dial-in number:	(412) 317-5767

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,350 U.S. hospitals and health systems and approximately 325,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members, suppliers and other stakeholders to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow. These are non-GAAP financial measures that are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. We include these non-GAAP financial measures to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, we believe allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone.

Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s earnings elements attributable to the company’s asset base (primarily depreciation and amortization), certain items outside the control of management, e.g., taxes, other non-cash items (such as impairment of intangible assets, purchase accounting adjustments and stock-based compensation), non-recurring items (such as strategic initiative and financial restructuring-related expenses) and income and expense that have been classified as discontinued operations, from operating results.

Management believes adjusted net income and adjusted earnings per share assist the company’s board of directors, management and investors in comparing our net income and earnings per share on a consistent basis from period to period because these measures remove non-cash items (such as impairment of intangible assets, purchase accounting adjustments and stock-based compensation) and non-recurring items (such as strategic initiative and financial restructuring-related expenses), and eliminate the variability of non-controlling interest and equity in net income of unconsolidated affiliates.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payments to certain former limited partners that elected to execute a Unit Exchange and Tax Receivable Agreement (“Unit Exchange Agreement”) in connection with our August 2020 restructuring, capital investment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth, and cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. Free cash flow is important because it enables the company to seek enhancement of stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Also, adjusted EBITDA and free cash flow are supplemental financial measures used by the company and by external users of our financial statements and are considered to be indicators of the operational strength and performance of our business. Adjusted EBITDA and free cash flow measures allow us to assess our performance without regard to financing methods and capital structure and without the impact of other matters that we do not consider indicative of the operating performance of our business. More specifically, segment adjusted EBITDA is the primary earnings measure we use to evaluate the performance of our business segments.

Non-recurring items are income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include acquisition- and disposition-related expenses, strategic initiative- and financial restructuring-related expenses, loss on disposal of long-live assets, income and expense that has been classified as discontinued operations and other expense.

Non-cash items include stock-based compensation expense and asset impairments.

Non-operating items include gains or losses on the disposal of assets, interest and investment income or expense, equity in income of unconsolidated affiliates and operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income or expense, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition-related expenses and non-recurring, non-cash or non-operating items.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition-related expenses and non-recurring or non-cash items. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations and operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained.

Adjusted net income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the effect of non-recurring or non-cash items, including certain strategic initiative- and financial restructuring-related expenses, (iv) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items, (v) excluding the equity in net income of unconsolidated affiliates and (vi) excluding operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained, imputed interest expense and associated income tax expense.

Adjusted earnings per share is Adjusted Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less (i) early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with our August 2020 restructuring, (ii) purchases of property and equipment and (iii) cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

The Company has revised the definitions for Adjusted EBITDA, Segment Adjusted EBITDA, Adjusted Net Income and Free Cash Flow from the definitions reported in the 2024 Annual Report. Adjusted EBITDA and Segment Adjusted EBITDA definitions were revised to exclude operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained. The Adjusted Net Income definition was revised to exclude operating income from revenues sold to OMNIA in connection with the sale of non-healthcare GPO member contracts, less royalty payments retained, imputed interest expense and associated income tax expense. Free Cash Flow was revised to exclude the cash payments to OMNIA for the sale of future revenues and tax payments on proceeds received from the sale of future revenues. For comparability purposes, prior year non-GAAP financial measures are presented based on the current definitions in the above section.

In addition to the foregoing, the reconciliations of our non-GAAP financial measures included at the end of this release include the presentation of additional fiscal year 2025 non-GAAP financial measures including net revenue excluding Contigo Health and Adjusted EBITDA excluding Contigo Health. The company previously announced a plan to divest a majority interest in the Contigo Health business; however, as of September 30, 2024, the divestiture process for the Contigo Health business remains ongoing and our GAAP financial results for the first quarter of fiscal year 2025 presented in this release include contributions from that business. As the company expects that the Contigo Health business will be divested and moved into discontinued operations in fiscal 2025, guidance presented in this release excludes financial contributions from this business. Accordingly, we believe that providing supplemental non-GAAP financial measures that align with our fiscal 2025 guidance allow for a better understanding of that guidance.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-Q for the quarter ended September 30, 2024, expected to be filed with the SEC shortly after this release, and which will also be made available on Premier’s website at investors.premierinc.com.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include, but are not limited to, strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

As noted above, as result of the company’s previously announced plan to divest a majority interest in the Contigo Health business, the forward-looking guidance presented in this release (including Total Net Revenue Excluding Contigo Health, Adjusted EBITDA, Adjusted EPS, and free cash flow), excludes the financial contribution of this business, in addition to any applicable adjustments for non-GAAP financial measures described above under “Premier’s Use and Definitions of Non-GAAP Measures.”

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, including, but not limited to those related to our ability to advance our long-term strategies and develop innovations for, transform and improve healthcare, our ability to find a partner for our Contigo Health business and the potential benefits thereof, our ability to fund and conduct share repurchases pursuant to the outstanding share repurchase authorization and the potential benefits thereof, the payment of dividends at current levels or at all, guidance on expected future financial performance and assumptions underlying that guidance, and our expected effective income tax rate, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition, and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including the information in those sections of Premier’s Form 10-K for the year ended June 30, 2024, and subsequent Quarterly Reports on Form 10-Q, including the Form 10-Q for the quarter ended September 30, 2024, expected to be filed with the SEC shortly after the date of this release. Premier’s periodic and current filings with the SEC are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Investor contact:	Media contact:

Ben Krasinski	Amanda Forster
Senior Director, Investor Relations	Vice President, Integrated Communications
704.816.5644	202.879.8004
ben_krasinski@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2024	2023
Net revenue:
Net administrative fees	$132,625	$149,886
Software licenses, other services and support	115,517	119,140

Net revenue	248,142	269,026
Cost of revenue:
Services and software licenses	67,724	64,132

Cost of revenue	67,724	64,132

Gross profit	180,418	204,894

Operating expenses:
Selling, general and administrative	134,880	133,138
Research and development	586	863
Amortization of purchased intangible assets	9,637	12,553

Operating expenses	145,103	146,554

Operating income	35,315	58,340

Equity in net income (loss) of unconsolidated affiliates	1,833	(1,726)
Interest expense, net	(1,756)	(22)
Other income (expense), net	60,259	(1,092)

Other income (expense), net	60,336	(2,840)

Income before income taxes	95,651	55,500
Income tax expense	22,711	13,731

Net income from continuing operations	72,940	41,769
Net (loss) income from discontinued operations, net of tax	(1,604)	641

Net income	71,336	42,410
Net (income) loss from continuing operations attributable to non-controlling interest	(552)	2,351

Net income attributable to stockholders	$70,784	$44,761

Calculation of GAAP Earnings per Share
Numerator for basic and diluted earnings per share:
Net income from continuing operations attributable to stockholders	$72,388	$44,120
Net (loss) income from discontinued operations attributable to stockholders	(1,604)	641

Net income attributable to stockholders	$70,784	$44,761

Denominator for earnings per share:
Basic weighted average shares outstanding	100,380	119,344
Effect of dilutive securities:
Restricted stock units	611	534
Performance share awards	—	255

Diluted weighted average shares	100,991	120,133

Earnings per share attributable to stockholders:
Basic earnings per share from continuing operations	$0.72	$0.37
Basic (loss) earnings per share from discontinued operations	(0.01)	0.01

Basic earnings per share attributable to stockholders	$0.71	$0.38

Diluted earnings per share from continuing operations	$0.72	$0.37
Diluted loss per share from discontinued operations	(0.02)	—

Diluted earnings per share attributable to stockholders	$0.70	$0.37

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30, 2024	June 30, 2024
Assets
Cash and cash equivalents	$86,956	$125,146
Accounts receivable (net of $2,431 and $1,455 allowance for credit losses, respectively)	98,749	100,965
Contract assets (net of $1,174 and $1,248 allowance for credit losses, respectively)	341,016	335,831
Prepaid expenses and other current assets	76,022	73,653
Current assets of discontinued operations	104,893	116,462

Total current assets	707,636	752,057
Property and equipment (net of $760,993 and $742,063 accumulated depreciation, respectively)	203,957	205,711
Intangible assets (net of $303,970 and $294,333 accumulated amortization, respectively)	259,622	269,259
Goodwill	995,852	995,852
Deferred income tax assets	748,048	776,202
Deferred compensation plan assets	47,380	54,422
Investments in unconsolidated affiliates	230,395	228,562
Operating lease right-of-use assets	17,845	20,635
Other assets	102,863	98,749

Total assets	$3,313,598	$3,401,449

Liabilities and stockholders’ equity
Accounts payable	$24,655	$22,610
Accrued expenses	47,408	58,482
Revenue share obligations	318,910	292,792
Accrued compensation and benefits	45,072	100,395
Deferred revenue	17,901	19,642
Line of credit and current portion of long-term debt	—	1,008
Current portion of notes payable to former limited partners	76,317	101,523
Current portion of liability related to the sale of future revenues	41,331	51,798
Other current liabilities	56,791	52,589
Current liabilities of discontinued operations	20,163	45,724

Total current liabilities	648,548	746,563
Liability related to the sale of future revenues, less current portion	631,266	599,423
Deferred compensation plan obligations	47,380	54,422
Operating lease liabilities, less current portion	8,067	11,170
Other liabilities	24,154	27,640

Total liabilities	1,359,415	1,439,218

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 97,794,635 shares issued and outstanding at September 30, 2024 and 111,456,454 shares issued and 105,027,079 shares outstanding at June 30, 2024	978	1,115
Treasury stock, at cost; 6,429,375 shares at June 30, 2024	—	(250,129)
Additional paid-in capital	2,188,208	2,105,684
(Accumulated deficit) retained earnings	(234,995)	105,590
Accumulated other comprehensive loss	(8)	(29)

Total stockholders’ equity	1,954,183	1,962,231

Total liabilities and stockholders’ equity	$3,313,598	$3,401,449

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2024	2023
Operating activities
Net income	$71,336	$42,410
Adjustments to reconcile net income to net cash provided by operating activities:
Net loss (income) from discontinued operations, net of tax	1,604	(641)
Depreciation and amortization	29,288	32,881
Equity in net loss (income) of unconsolidated affiliates	(1,833)	1,726
Deferred income taxes	24,954	(143,435)
Stock-based compensation	6,931	6,692
Other, net	1,672	3,458
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	2,216	4,203
Contract assets	(10,566)	(16,838)
Prepaid expenses and other assets	8,730	10,241
Accounts payable	397	(6,023)
Revenue share obligations	26,118	3,544
Accrued expenses, deferred revenue and other liabilities	(80,804)	124,432

Net cash provided by operating activities from continuing operations	80,043	62,650
Net cash (used in) provided by operating activities from discontinued operations	(12,396)	19,226

Net cash provided by operating activities	$67,647	$81,876

Investing activities
Purchases of property and equipment	$(17,718)	$(21,270)

Net cash used in investing activities	$(17,718)	$(21,270)

Financing activities
Payments on notes payable	$(26,214)	$(25,823)
Payments on credit facility	—	(215,000)
Proceeds from sale of future revenues	42,325	578,983
Payments on liability related to the sale of future revenues	(20,949)	(4,322)
Cash dividends paid	(21,323)	(25,827)
Repurchase of Class A common stock	(56,440)	—
Other, net	(5,539)	(5,146)

Net cash used in financing activities	$(88,140)	$302,865

Effect of exchange rate changes on cash flows	21	(3)
Net increase in cash and cash equivalents	(38,190)	363,468
Cash and cash equivalents at beginning of year	125,146	89,793

Cash and cash equivalents at end of period	$86,956	$453,261

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities from Continuing Operations to Free Cash Flow

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2024	2023
Net cash provided by operating activities from continuing operations	$80,043	$62,650
Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (a)	(25,206)	(24,742)
Purchases of property and equipment	(17,718)	(21,270)
Cash payments to OMNIA for the sale of future revenues (b)	(20,949)	(4,322)

Free Cash Flow	$16,170	$12,316

(a)

Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with Premier’s August 2020 restructuring are presented in the Consolidated Statements of Cash Flows under “Payments made on notes payable.” During the three months ended September 30, 2024, the company paid $25.7 million to members including imputed interest of $0.5 million which is included in net cash provided by operating activities from continuing operations. During the three months ended September 30, 2023, the company paid $25.7 million to members, including imputed interest of $0.9 million which is included in net cash provided by operating activities from continuing operations.

(b)

Cash payments to OMNIA for the sale of future revenues in connection with our sale of non-healthcare contracts to OMNIA are presented in the Consolidated Statements of Cash Flows under “Payments on liability related to the sale of future revenues.” During the three months ended September 30, 2024, the company paid $25.3 million to OMNIA including imputed interest of $4.4 million which is included in net cash provided by operating activities from continuing operations. During the three months ended September 30, 2023, the company paid $6.9 million to OMNIA including imputed interest of $2.5 million which is included in net cash provided by operating activities from continuing operations.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended
	September 30,
	2024	2023
Net income from continuing operations	$72,940	$41,769
Interest expense, net	1,756	22
Income tax expense	22,711	13,731
Depreciation and amortization	19,651	20,328
Amortization of purchased intangible assets	9,637	12,553

EBITDA	126,695	88,403
Stock-based compensation	7,140	6,893
Acquisition- and disposition-related expenses	2,884	6,205
Strategic initiative and financial restructuring-related expenses	110	1,746
Operating income from revenues sold to OMNIA	(15,710)	(11,666)
Equity in net (income) loss of unconsolidated affiliates	(1,833)	1,726
Other non-operating gain	(57,244)	—
Other reconciling items, net	386	1

Adjusted EBITDA	$62,428	$93,308

Less: Contigo Health	2,227

Adjusted EBITDA excluding Contigo Health	$64,655

Income before income taxes	$95,651	$55,500
Equity in net (income) loss of unconsolidated affiliates	(1,833)	1,726
Interest expense, net	1,756	22
Other (income) expense, net	(60,259)	1,092

Operating income	35,315	58,340
Depreciation and amortization	19,651	20,328
Amortization of purchased intangible assets	9,637	12,553
Stock-based compensation	7,140	6,893
Acquisition- and disposition-related expenses	2,884	6,205
Strategic initiative and financial restructuring-related expenses	110	1,746
Operating income from revenues sold to OMNIA	(15,710)	(11,666)
Deferred compensation plan expense (income)	2,692	(1,125)
Other reconciling items, net	709	34

Adjusted EBITDA	$62,428	$93,308

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$77,511	$101,387
Performance Services	14,949	22,930
Corporate	(30,032)	(31,009)

Adjusted EBITDA	$62,428	$93,308

Net income attributable to stockholders	$70,784	$44,761
Loss (income) from discontinued operations, net of tax	1,604	(641)
Income tax expense	22,711	13,731
Amortization of purchased intangible assets	9,637	12,553
Stock-based compensation	7,140	6,893
Acquisition- and disposition-related expenses	2,884	6,205
Strategic initiative and financial restructuring-related expenses	110	1,746
Operating income from revenues sold to OMNIA	(15,710)	(11,666)
Equity in net (income) loss of unconsolidated affiliates	(1,833)	1,726
Other non-operating gain	(57,244)	—
Other reconciling items, net	6,236	1,630

Adjusted income before income taxes	46,319	76,938
Income tax expense on adjusted income before income taxes	11,580	20,773

Adjusted net income	$34,739	$56,165

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	September 30,
	2024	2023
Net income attributable to stockholders	$70,784	$44,761
Loss (income) from discontinued operations, net of tax	1,604	(641)
Income tax expense	22,711	13,731
Amortization of purchased intangible assets	9,637	12,553
Stock-based compensation	7,140	6,893
Acquisition- and disposition-related expenses	2,884	6,205
Strategic initiative and financial restructuring-related expenses	110	1,746
Operating income from revenues sold to OMNIA	(15,710)	(11,666)
Equity in net (income) loss of unconsolidated affiliates	(1,833)	1,726
Other non-operating gain	(57,244)	—
Other reconciling items, net	6,236	1,630

Adjusted income before income taxes	46,319	76,938
Income tax expense on adjusted income before income taxes	11,580	20,773

Adjusted net income	$34,739	$56,165

Weighted average:
Basic weighted average shares outstanding	100,380	119,344
Dilutive shares	611	789

Weighted average shares outstanding - diluted	100,991	120,133

Basic earnings per share attributable to stockholders	$0.71	$0.38
Loss (income) from discontinued operations, net of tax	0.02	(0.01)
Income tax expense	0.23	0.12
Amortization of purchased intangible assets	0.10	0.11
Stock-based compensation	0.07	0.06
Acquisition- and disposition-related expenses	0.03	0.05
Strategic initiative and financial restructuring-related expenses	—	0.01
Operating income from revenues sold to OMNIA	(0.16)	(0.10)
Equity in net (income) loss of unconsolidated affiliates	(0.02)	0.01
Other non-operating gain	(0.57)	—
Other reconciling items, net	0.05	0.01
Impact of corporation taxes	(0.12)	(0.17)

Adjusted earnings per share	$0.34	$0.47

Supplemental Financial Information

Fiscal 2025 First Quarter Walk to Align to Fiscal 2025 Guidance Presentation

(Unaudited)

(In thousands)

Three Months Ended September 30, 2024
Net revenue	$248,142
Less: Contigo Health	(7,646)

Net revenue excluding Contigo Health	$240,496

Adjusted EBITDA	$62,428
Less: Contigo Health (a)	2,227

Adjusted EBITDA excluding Contigo Health	$64,655

(a)	Contigo Health Adjusted EBITDA for the fiscal 2025 first quarter was a loss and therefore added back to the total.